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                        [RYDER SCOTT COMPANY LETTERHEAD]


                                                                  EXHIBIT 23.6


                   CONSENT OF INDEPENDENT PETROLEUM ENGINEERS


     In connection with the Registration Statement on Form S-4 (the "Registration Statement") of The Meridian Resource Corporation (the "Company"), we hereby consent to the incorporation into the Registration Statement of our reserve reports dated February 11, 1997, related to the estimated quantities of Cairn Energy USA, Inc.'s ("Cairn") proved reserves of oil and gas and the related estimates of future net revenue and present values thereof for certain periods, included therein, as well as in the Notes to the Consolidated Financial Statements of Cairn Incorporated by reference or included therein. We also consent to the reference to us under the heading of "Experts" in the Registration Statement.


                                           /s/  RYDER SCOTT COMPANY
                                                PETROLEUM ENGINEERS
                                           -----------------------------
                                                RYDER SCOTT COMPANY
                                                PETROLEUM ENGINEERS


August 11, 1997